Exhibit 99.1

Insperity Announces Third Quarter Results
HOUSTON – Nov. 1, 2021 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the third quarter ended Sep. 30, 2021:
•Q3 average number of WSEEs paid and revenues up 11% and 20%, respectively
•Q3 net income and diluted EPS of $27.3 million and $0.70, respectively
•Q3 adjusted EBITDA and adjusted EPS of $60.1 million and $0.89, respectively
•YTD net income and diluted EPS of $114.4 million and $2.94, respectively
•YTD adjusted EBITDA and adjusted EPS of $224.6 million and $3.62, respectively
Third Quarter Results
The average number of worksite employees (“WSEEs”) paid per month in Q3 2021 increased 11% to 257,560 WSEEs. Net gains from hiring in our client base, combined with WSEEs paid from new sales and client retention at our historical high level of 99% for the quarter, drove the accelerated growth above the high end of our expectations. Revenues in Q3 2021 increased 20% to $1.2 billion on the 11% increase in paid worksite employees and an 8% increase in revenue per WSEE, which reflects a 4% increase in pricing and the non-recurrence of the 2020 FICA deferral credits instituted as part of the CARES Act.
“We are pleased with our solid financial results and our return to double-digit unit growth in Q3,” said Paul J. Sarvadi, Insperity chief executive officer and chairman. “Strong demand for our services, combined with solid execution from our dedicated employees, positions Insperity to continue growth acceleration into 2022.”

Gross profit increased 7.3% over Q3 2020 to $198.5 million. This higher than expected increase resulted from the higher than anticipated paid WSEEs and pricing, combined with favorable results from our workers’ compensation program and payroll tax area. In Q3 2021, benefits costs continued to reflect the dynamics of the pandemic, including increased utilization of our health plan and COVID-19 related vaccination, testing and treatment costs.
Operating expenses in Q3 2021 increased only 2% over Q3 2020 and included a decrease in stock-based compensation from a change in our annual incentive plan. Cash operating expenses increased 9% and included an increase in marketing costs associated with lead generation activity and SalesForce implementation costs, combined with ongoing operating expense management.

For Q3 2021, reported net income and diluted earnings per share (“EPS”) were $27.3 million and $0.70, respectively. Adjusted EBITDA increased 4% to $60.1 million and adjusted EPS decreased 2% to $0.89.

Year-to-Date Results
Revenues for the first nine months of 2021 increased 14% to $3.7 billion on a 5% increase in paid worksite employees and an 8% increase in revenue per WSEE. Gross profit for the first nine months of 2021 increased 2% to $649.5 million. Operating expenses increased 9% to $490.8 million compared to the 2020 period.
For the nine months ended September 30, 2021, reported net income and diluted EPS were $114.4 million and $2.94, respectively. Adjusted EPS decreased 13% compared to the first nine months of 2020 to $3.62 reflecting the unusually low benefits costs in the prior year due primarily to the deferral of care at the onset of the pandemic. Adjusted EBITDA decreased 10% compared to the first nine months of 2020 to $224.6 million.
Net income per WSEE per month decreased 19% from $64 in the 2020 period to $52 in the 2021 period. Adjusted EBITDA per WSEE per month decreased 15% from $120 in the 2020 period to $102 in the 2021 period.

“The acceleration to double-digit worksite employee growth ahead of our 2021 plan, combined with our management of pricing, direct cost programs and operating costs has resulted in significant outperformance in earnings through the first three quarters of this year,” said Douglas S. Sharp, Insperity senior vice president of finance, chief financial officer and treasurer. “Our solid operating results, even through the pandemic, positions us to continue to provide strong shareholder return though our share repurchase and dividend programs.”

Cash outlays in the first nine months of 2021 included the repurchase of approximately 544,000 shares of stock at a cost of $49.8 million, dividends totaling $50.2 million and capital expenditures of $23.6 million. Adjusted cash totaled $228 million at September 30, 2021 and $130 million remains available under our $500 million credit facility.

2021 Guidance
The company also announced its updated guidance for 2021, including the fourth quarter of 2021. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.

	Q4 2021			Full Year 2021

Average WSEEs paid	265,500	—	268,000	250,100	—	250,600
Year-over-year increase	11%	—	12%	6.8%	—	7%

Adjusted EPS	$0.61	—	$0.81	$4.25	—	$4.46
Year-over-year increase (decrease)	24%	—	65%	(8)%	—	(4)%

Adjusted EBITDA (in millions)	$45	—	$56	$271	—	$282
Year-over-year increase (decrease)	19%	—	48%	(6)%	—	(2)%
Definition of Key Metrics
Average WSEEs paid - Determined by calculating the company’s cumulative worksite employees paid during the period divided by the number of months in the period.
Adjusted EPS - Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash stock-based compensation.
Adjusted EBITDA - Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense and non-cash stock-based compensation.
Conference Call and Webcast
Insperity will be hosting a conference call today at 5 p.m. ET to discuss these results, and the guidance discussed in this press release, and answer questions from investment analysts. To listen in, call 877-651-0053 and use conference i.d. number 6566878. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 6566878. The webcast will be archived for one year.
About Insperity
Since 1986, Insperity’s mission has been to help businesses succeed so communities prosper. Offering the most comprehensive suite of scalable HR solutions available in the marketplace, Insperity is defined by an unrivaled breadth and depth of services and level of care. Through an optimal blend of premium HR service and technology, Insperity delivers the administrative relief, reduced liabilities and better benefit solutions that businesses need for sustained growth. With 2020 revenues of $4.3 billion and more than 80 offices throughout the U.S., Insperity is currently making a difference in thousands of businesses and communities nationwide. For more information, visit http://www.insperity.com.

Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify such forward-looking statements by the words “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “could,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, in an effort to help keep our stockholders and the public informed about our operations, from time to time, we may issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies; projected or anticipated benefits or other consequences of such plans or strategies; or projections involving anticipated revenues, earnings, average number of worksite employees, benefits and workers’ compensation costs, or other operating results. We base the forward-looking statements on our current expectations, estimates and projections. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are:
•adverse economic conditions;
•impact of the COVID-19 pandemic, or other future pandemics, including the scope, severity and duration of the pandemic; government responses; regulatory developments; and the related disruptions and economic impact to our business and the small and medium-sized businesses that we serve;
•vulnerability to regional economic factors because of our geographic market concentration;
•failure to comply with covenants under our credit facility;
•our liability for worksite employee payroll, payroll taxes and benefits costs;
•increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims;
•cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients;
•the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts;
•regulatory and tax developments and possible adverse application of various federal, state and local regulations;
•failure to manage growth of our operations and the effectiveness of our sales and marketing efforts;
•the impact of the competitive environment and other developments in the human resources services industry, including the PEO industry, on our growth and/or profitability;
•an adverse final judgment or settlement of claims against Insperity;
•disruptions of our information technology systems;
•our liability or damage to our reputation relating to disclosure of sensitive or private information as a result of data theft, cyberattacks or security vulnerabilities;
•failure of third-party providers, data centers or cloud service providers; and
•our ability to integrate or realize expected returns on our acquisitions.
These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Any forward-looking statements are made only as of the date hereof and, unless otherwise required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	September 30, 2021	December 31, 2020

Assets
Cash and cash equivalents	$467,921	$554,846
Restricted cash	47,813	45,522
Marketable securities	32,697	34,529
Accounts receivable, net	579,503	392,746
Prepaid insurance	19,657	10,164
Other current assets	53,293	39,461
Income taxes receivable	5,584	—
Total current assets	1,206,468	1,077,268
Property and equipment, net	212,322	216,256
Right of use leased assets	63,673	60,663
Prepaid health insurance	9,000	9,000
Deposits	216,136	194,231
Goodwill and other intangible assets, net	12,707	12,707
Deferred income taxes, net	1,653	9,603
Other assets	12,093	4,548
Total assets	$1,734,052	$1,584,276

Liabilities and stockholders' equity
Accounts payable	$4,250	$6,203
Payroll taxes and other payroll deductions payable	232,862	377,960
Accrued worksite employee payroll cost	534,890	334,836
Accrued health insurance costs	40,366	32,685
Accrued workers’ compensation costs	51,368	48,186
Accrued corporate payroll and commissions	69,621	44,277
Other accrued liabilities	70,824	60,777
Total current liabilities	1,004,181	904,924
Accrued workers’ compensation cost, net of current	191,193	195,239
Long-term debt	369,400	369,400
Operating lease liabilities, net of current	65,979	64,289
Other accrued liabilities, net of current	6,293	6,292
Total noncurrent liabilities	632,865	635,220
Stockholders’ equity:
Common stock	555	555
Additional paid-in capital	104,587	95,528
Treasury stock, at cost	(645,993)	(626,984)
Retained earnings	637,857	575,033
Total stockholders’ equity	97,006	44,132
Total liabilities and stockholders’ equity	$1,734,052	$1,584,276

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(in thousands, except per share amounts)	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Change	2021	2020	Change
Operating results:
Revenues(1)	$1,209,628	$1,007,820	20.0%	$3,681,834	$3,230,669	14.0%
Payroll taxes, benefits and workers’ compensation costs	1,011,149	822,787	22.9%	3,032,356	2,591,365	17.0%
Gross profit	198,479	185,033	7.3%	649,478	639,304	1.6%
Salaries, wages and payroll taxes	89,232	89,429	(0.2)%	286,669	266,640	7.5%
Stock-based compensation	10,362	20,864	(50.3)%	35,965	38,110	(5.6)%
Commissions	8,724	7,722	13.0%	24,694	23,657	4.4%
Advertising	9,507	4,781	98.8%	23,804	15,334	55.2%
General and administrative expenses	31,134	25,646	21.4%	91,981	85,254	7.9%
Depreciation and amortization	9,917	7,819	26.8%	27,715	23,329	18.8%
Total operating expenses	158,876	156,261	1.7%	490,828	452,324	8.5%
Operating income	39,603	28,772	37.6%	158,650	186,980	(15.2)%
Other income (expense):
Interest income	251	103	143.7%	2,230	2,351	(5.1)%
Interest expense	(1,963)	(1,731)	13.4%	(5,537)	(6,312)	(12.3)%
Income before income tax expense	37,891	27,144	39.6%	155,343	183,019	(15.1)%
Income tax expense	10,595	7,135	48.5%	40,971	49,067	(16.5)%
Net income	$27,296	$20,009	36.4%	$114,372	$133,952	(14.6)%
Less distributed and undistributed earnings allocated to participating securities	(39)	(104)	(62.5)%	(219)	(792)	(72.3)%
Net income allocated to common shares	$27,257	$19,905	36.9%	$114,153	$133,160	(14.3)%

Net income per share of common stock
Basic	$0.71	$0.52	36.5%	$2.97	$3.45	(13.9)%
Diluted	$0.70	$0.51	37.3%	$2.94	$3.43	(14.3)%
 ____________________________________
(1)Revenues are comprised of gross billings less WSEE payroll costs as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020

Gross billings	$7,994,006	$6,563,727	$23,682,279	$20,356,164
Less: WSEE payroll cost	6,784,378	5,555,907	20,000,445	17,125,495
Revenues	$1,209,628	$1,007,820	$3,681,834	$3,230,669

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
KEY FINANCIAL AND STATISTICAL DATA
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Change	2021	2020	Change

Average WSEEs paid	257,560	231,750	11.1%	244,667	232,553	5.2%
Statistical data (per WSEE per month):
Revenues(1)	$1,565	$1,450	7.9%	$1,672	$1,544	8.3%
Gross profit	257	266	(3.4)%	295	305	(3.3)%
Operating expenses	206	225	(8.4)%	223	216	3.2%
Operating income	51	41	24.4%	72	89	(19.1)%
Net income	35	29	20.7%	52	64	(18.8)%
____________________________________
(1)Revenues per WSEE per month are comprised of gross billings per WSEE per month less WSEE payroll costs per WSEE per month follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(per WSEE per month)	2021	2020	2021	2020
Gross billings	$10,346	$9,441	$10,755	$9,726
Less: WSEE payroll cost	8,781	7,991	9,083	8,182
Revenues	$1,565	$1,450	$1,672	$1,544

NON-GAAP FINANCIAL MEASURES
Insperity, Inc.
Non-GAAP Financial Measures
(Unaudited)

Non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used to their most directly comparable GAAP financial measures as provided in the tables below.

Non-GAAP Measure	Definition	Benefit of Non-GAAP Measure
Non-bonus payroll cost
Non-bonus payroll cost is a non-GAAP financial measure that excludes the impact of bonus payrolls paid to our WSEEs.

Bonus payroll cost varies from period to period, but has no direct impact to our ultimate workers’ compensation costs under the current program.

Our management refers to non-bonus payroll cost in analyzing, reporting and forecasting our workers’ compensation costs.

We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency related to the costs incurred under our current workers’ compensation program.

Adjusted cash, cash equivalents and marketable securities	Excludes funds associated with: • federal and state income tax withholdings, • employment taxes, • other payroll deductions, and • client prepayments.
We believe that the exclusion of the identified items helps us reflect the fundamentals of our underlying business model and analyze results against our expectations, against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. Adjusted EBITDA is used by our lenders to assess our leverage and ability to make interest payments.

Adjusted operating expenses	Represents operating expenses excluding the impact of the following: • non-cash stock-based compensation, and • depreciation and amortization expense.

EBITDA	Represents net income computed in accordance with GAAP, plus: • interest expense, • income tax expense, and • depreciation and amortization expense.

Adjusted EBITDA	Represents EBITDA plus: • non-cash stock-based compensation.

Adjusted net income	Represents net income computed in accordance with GAAP, excluding: • non-cash stock-based compensation.

Adjusted EPS	Represents diluted net income per share computed in accordance with GAAP, excluding: • non-cash stock-based compensation.

Following is a reconciliation of payroll cost (GAAP) to non-bonus payroll costs (non-GAAP):

	Three Months Ended September 30,				Nine Months Ended September 30,
(in thousands, except per WSEE per month)	2021		2020		2021		2020
		Per WSEE		Per WSEE		Per WSEE		Per WSEE

Payroll cost	$6,784,378	$8,781	$5,555,907	$7,991	$20,000,445	$9,083	$17,125,495	$8,182
Less: Bonus payroll cost	726,187	940	431,861	621	2,942,817	1,337	1,935,950	925
Non-bonus payroll cost	$6,058,191	$7,841	$5,124,046	$7,370	$17,057,628	$7,746	$15,189,545	$7,257
% Change period over period	18.2%	6.4%	0.4%	4.4%	12.3%	6.7%	3.2%	3.4%

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of cash, cash equivalents and marketable securities (GAAP) to adjusted cash, cash equivalents and marketable securities (non-GAAP):

(in thousands)	September 30, 2021	December 31, 2020

Cash, cash equivalents and marketable securities	$500,618	$589,375
Less:
Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	198,405	341,988
Client prepayments	74,646	35,328
Adjusted cash, cash equivalents and marketable securities	$227,567	$212,059

Following is a reconciliation of net income (GAAP) to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP):

(in thousands, except per WSEE per month)	Three Months Ended September 30,				Nine Months Ended September 30,
	2021		2020		2021		2020
		Per WSEE		Per WSEE		Per WSEE		Per WSEE

Net income	$27,296	$35	$20,009	$29	$114,372	$52	$133,952	$64
Income tax expense	10,595	14	7,135	10	40,971	19	49,067	23
Interest expense	1,963	3	1,731	2	5,537	3	6,312	3
Depreciation and amortization	9,917	12	7,819	12	27,715	12	23,329	12
EBITDA	49,771	64	36,694	53	188,595	86	212,660	102
Stock-based compensation	10,362	14	20,864	30	35,965	16	38,110	18
Adjusted EBITDA	$60,133	$78	$57,558	$83	$224,560	$102	$250,770	$120
% Change period over period	4.5%	(6.0)%	12.5%	16.9%	(10.5)%	(15.0)%	19.8%	20.0%

Following is a reconciliation of net income (GAAP) to adjusted net income (non-GAAP):

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020

Net income	$27,296	$20,009	$114,372	$133,952
Non-GAAP adjustments:
Stock-based compensation	10,362	20,864	35,965	38,110
Tax effect	(2,865)	(5,484)	(9,486)	(10,134)
Total non-GAAP adjustments, net	7,497	15,380	26,479	27,976
Adjusted net income	$34,793	$35,389	$140,851	$161,928
% Change period over period	(1.7)%	15.5%	(13.0)%	10.4%

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of diluted EPS (GAAP) to adjusted EPS (non-GAAP):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Diluted EPS	$0.70	$0.51	$2.94	$3.43
Non-GAAP adjustments:
Stock-based compensation	0.27	0.54	0.92	0.98
Tax effect	(0.08)	(0.14)	(0.24)	(0.26)
Total non-GAAP adjustments, net	$0.19	$0.40	$0.68	$0.72
Adjusted EPS	$0.89	$0.91	$3.62	$4.15
% Change period over period	(2.2)%	21.3%	(12.8)%	16.2%

Following is a reconciliation of GAAP to non-GAAP financial measures for fourth quarter and full year 2021 guidance:

(in millions, except per share amounts)	Q4 2021 Guidance	Full Year 2021 Guidance

Net income	$18 - $26	$133- $141
Income tax expense	7 - 10	48 - 51
Interest expense	2	8
Depreciation and amortization	10	38
EBITDA	37 - 48	227 - 238
Stock-based compensation	8	44
Adjusted EBITDA	$45 - $56	$271 - $282

Diluted net income per share of common stock	$0.46 - $0.66	$3.42 - $3.63
Non-GAAP adjustments:
Stock-based compensation	0.21	1.13
Tax effect	(0.06)	(0.30)
Total non-GAAP adjustments, net	0.15	0.83
Adjusted EPS	$0.61 - $0.81	$4.25 - $4.46
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